Exhibit 4.3

[FACE OF NOTE]

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT AMONG THE WESTERN UNION COMPANY AND THE INITIAL PURCHASERS, DATED AS OF NOVEMBER 17, 2006 (THE “REGISTRATION RIGHTS AGREEMENT”). THE ISSUER WILL PROVIDE A COPY OF THE REGISTRATION RIGHTS AGREEMENT TO A HOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO IT AT ITS PRINCIPAL PLACE OF BUSINESS. THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY OF THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN THE FORMS OF EXHIBITS TO THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE

FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

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THE WESTERN UNION COMPANY

5.400% Note Due November 17, 2011	CUSIP: [	]
No. R-[ ]	$ [	]

The Western Union Company, a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of [            ] DOLLARS ($[            ]), or such other amount as indicated on the Schedule of Exchanges of Notes attached hereto, on November 17, 2011.

Issue Date: November 17, 2006.

Initial Interest Rate: 5.400% per annum.

Interest Payment Dates: May 17 and November 17, commencing May 17, 2007.

Regular Record Dates: May 2 and November 2.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which shall for all purposes have the same effect as if set forth at this place.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date:	THE WESTERN UNION COMPANY

By:
	Name:	Raj Agrawal
	Title:	Senior Vice President & Treasurer

(Trustee’s Certificate of Authentication)

This is one of the Securities authorized to be issued pursuant to the Indenture referred to in this Note.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

THE WESTERN UNION COMPANY

5.400% Note Due November 17, 2011

1. Definitions.

Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture dated as of November 17, 2006 between the Company and Wells Fargo Bank, National Association, as Trustee (as amended from time to time, the “Indenture”).

“Bridge Loan Facility” means the $2.4 billion credit agreement dated as of September 27, 2006, among First Financial Management Corporation, a wholly owned Subsidiary of the Company, the lenders party thereto and Citicorp North America, Inc., as administrative agent, and any refinancings thereof.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Guarantee Obligation” means as to any Person (the “guaranteeing person”), and without duplication, any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing the payment or in effect guaranteeing the payment of any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such

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primary obligation of the ability of the primary obligor to make payment of such primary obligation; provided, however, that the term Guarantee Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) any bond or guarantee given by the Company or any Subsidiary on behalf of any Subsidiary solely for the performance of contractual obligations with customers or on behalf of customers in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary payment obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Guarantor” means each Person that executes a supplemental indenture to the Indenture providing for the guaranty of the payment of the Notes pursuant to the terms hereof, or any successor obligor under its Note Guaranty pursuant to the terms hereof, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the terms hereof.

“Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to the terms hereof.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in New York City.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (i) each of Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated (each a Primary Treasury Dealer) and three other Primary Treasury Dealers selected by the Company, and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

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“Registration Rights Agreement” means that certain Registration Rights Agreement, dated November 17, 2006, between the Company and the Initial Purchasers named therein.

“Revolving Credit Facility” means the $1.5 billion credit agreement dated as of September 27, 2006, among the Company, the lenders party thereto and Citibank, N.A., as administrative agent, and any refinancings thereof, as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

2. Principal and Interest.

The Company promises to pay the principal of this Note on November 17, 2011.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 5.400% per annum (subject to adjustment as provided below).

Interest shall be payable semiannually (to the holders of record of this Note at the close of business on the May 2nd or November 2nd immediately preceding the interest payment date) on each interest payment date, commencing May 17, 2007.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement. In the event that (i) neither the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) nor the Shelf Registration Statement (as defined in the Registration Rights Agreement) is filed with the Commission on or prior to the 270th calendar day following the Issue Date, (ii) no Shelf Registration Statement has been filed and the Exchange Offer Registration Statement is not declared effective on or prior to the 330th calendar day following the Issue Date or (iii) the Exchange Offer (as defined in the Registration Rights Agreement) is not consummated and the Shelf Registration Statement is not declared effective on or prior to the 360th calendar day following the Issue Date, then a special interest premium (the “Special Interest Premium”) will accrue from and including the next calendar day following each of (a) such

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270-day period in the case of clause (i) above, (b) such 330-day period in the case of clause (ii) above and (c) such 360-day period in the case of clause (iii) above, in each case at a rate equal to 0.25% per annum. If the Exchange Offer Registration Statement is not declared effective on or prior to the 330th calendar day following the Issue Date and the Company requests holders of this Note to provide the information called for by the Registration Rights Agreement for inclusion in the Shelf Registration Statement, the Notes owned by holders who do not deliver such information to the Company when required pursuant to the Registration Rights Agreement shall not be entitled to any such increase in the interest rate for any day after the 330th day following the Issue Date. Upon (1) the filing of an Exchange Offer Registration Statement or a Shelf Registration Statement after the 270-day period described in clause (i) above, (2) the effectiveness of the Exchange Offer Registration Statement or the filing of such Shelf Registration Statement after the 330-day period described in clause (ii) above or (3) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 360-day period described in clause (iii) above, the interest rate on this Note from the day of such filing, effectiveness or consummation, as the case may be, shall be reduced to the original interest rate set forth on the face of this Note.

If a Shelf Registration Statement is declared effective pursuant to the foregoing paragraphs, and if the Company fails to keep such Shelf Registration Statement continuously (x) effective or (y) useable for resales for the period required by the Registration Rights Agreement due to certain circumstances relating to pending corporate developments, public filings with the Commission and similar events, or because the prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and such failure continues for more than 120 days (whether or not consecutive) in any twelve-month period (the 121st day being referred to as the “Default Day”), then from and including the Default Day until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective or is usable, (ii) the date that is the second anniversary of the Issue Date (or, if Rule 144(k) is amended to provide a shorter restrictive period, such shorter period), or (iii) the date as of which all of the Notes are sold pursuant to the Shelf Registration Statement, the Special Interest Premium in respect of this Note shall accrue at a rate equal to 0.25% per annum.

Interest on this Note shall accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest shall be computed in the basis of a 360-day year of twelve 30-day months.

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Interest not paid when due and any interest on principal, premium or interest not paid when due shall be paid to the Persons that are Holders on a special record date, which shall be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company shall send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

3. Indenture.

This is one of the Securities issued under the Indenture. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of this Note includes those stated in or otherwise provided in accordance with the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. This Note is subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of this Note shall control.

This Note is a general unsecured obligations of the Company. The Indenture does not limit the original aggregate principal amount of the Notes, or any additional Securities that may be issued pursuant to the Indenture, and the Notes and all such additional Securities vote together for all purposes as a single class. This Note is guaranteed, if at all, as set forth below.

4. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

At any time and from time to time, the Company may redeem the Notes at its option, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points plus, in each case, accrued interest thereon to the redemption date.

There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on this Note to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

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5. Covenants.

In addition to the covenants set forth in Article 4 of the Indenture, this Note is subject to the following additional covenant:

a. Limitation on Indebtedness of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiaries, directly or indirectly, to create, incur, assume or suffer to exist any Indebtedness (which for purposes hereof shall include, without duplication, Guarantee Obligations) unless immediately thereafter the aggregate amount of (x) all Indebtedness of Restricted Subsidiaries (excluding (A) any Guarantee Obligations in respect of Indebtedness under the Revolving Credit Facility, the Company’s Floating Rate Notes due 2008, 5.930% Notes due 2016, 6.200% Notes due 2036 or the Notes, (B) the Bridge Loan Facility (and any Guarantee Obligations in respect thereof) and (C) Indebtedness owed to the Company or a Restricted Subsidiary, including any renewal or replacement of any of the obligations under clauses (A), (B) or (C)), (y) the aggregate amount of indebtedness secured by Liens permitted under clause (11) of the definition of “Permitted Liens” contained in the Indenture and (z) the discounted present value of all net rentals payable under leases covered by Section 4.08(a) of the Indenture (and not expressly excluded therefrom) would not exceed the greater of $300 million or 15% of Consolidated Net Worth; provided, however, that, solely, for the purposes of this covenant, Indebtedness shall not include indebtedness incurred in connection with (a) overdraft or similar facilities related to settlement, clearing and related activities by a Restricted Subsidiary in the ordinary course of business consistent with past practice, (b) Purchased Receivables Financings, (c) to the extent the same constitutes Indebtedness, obligations in respect of net capital adjustments and/or earn-out arrangements pursuant to a purchase or acquisition otherwise permitted under the Indenture, (d) obligations under performance bonds, surety bonds and letter of credit obligations to provide security for worker’s compensation claims or other statutory obligations and obligations in respect of bank overdrafts not more than two days overdue, in each case, incurred in the ordinary course of business, (e) indebtedness owing to insurance companies to finance insurance premiums incurred in the ordinary course of business and (f) Guarantee Obligations with respect to Indebtedness and other liabilities otherwise permitted under the Indenture; and provided, further, that any Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary or other entity or (ii) assumed by the Company or a Subsidiary in connection with the acquisition of all or a portion of the business of such Person, shall not be deemed to be Indebtedness created, incurred, assumed or guaranteed by a Restricted Subsidiary or otherwise deemed to be Indebtedness of a Restricted Subsidiary for the purposes of this covenant.

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6. Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there shall be certain periods during which the Trustee may not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

7. Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare all the Notes to be due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations provided in the Indenture, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

8. Note Guaranty.

a. Guarantor Accession. If on the Issue Date, after giving effect to the use of proceeds from Securities issued on the Issue Date, the sum (the “Guarantee Triggering Amount”) of (1), the outstanding aggregate principal amount of Indebtedness under the Bridge Loan Facility, plus (2) the outstanding aggregate principal amount of all other Indebtedness of any Restricted Subsidiary that is subject to limitation under Section 5(a) above, plus (3) the aggregate amount of indebtedness secured by Liens permitted under clause (11) of the definition of “Permitted Liens” contained in the Indenture plus (4) the discounted present value of all net rentals payable under leases covered by Section 4.08(a) of the Indenture (and not expressly excluded therefrom) exceeds the greater of $300 million or 15% of Consolidated Net Worth, then the Company shall, at its own expense:

(A) cause each such Subsidiary that has outstanding Indebtedness under the Bridge Loan Facility to duly execute and deliver to the Trustee a supplemental indenture to the Indenture providing for the unconditional, absolute and, except as provided herein, irrevocable Note Guaranty of the full and punctual payment of all amounts due with respect to the Notes by such Subsidiary without recourse to any other Person and otherwise on substantially the same terms as any analogous guaranty with respect to the Revolving Credit Facility; and

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(B) within 30 days of the date of such supplemental indenture, deliver to the Trustee, (1) an Officers’ Certificate attesting to the solvency of such Subsidiary, (2) a copy of the resolutions of the board of directors of such Subsidiary authorizing the execution, delivery and performance of such Note Guaranty and (3) a signed copy of a favorable Opinion of Counsel, addressed to the Trustee, of counsel for such Subsidiary (which counsel may be in-house counsel) as to (x) the matters contained in clause (A) above, (y) such Note Guaranty being the legal, valid and binding obligation of such Subsidiary enforceable in accordance with its terms (subject to customary exceptions) and (z) such other matters as the Trustee may reasonably request.

Limitation on Amount of Guaranty. Notwithstanding anything to the contrary herein or in the Indenture, each Guarantor, and by its acceptance of this Note, each Holder hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Execution and Delivery of Guaranty. The execution by each Guarantor of a supplemental indenture evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in the Indenture on behalf of each Guarantor.

b. Release of Guaranty. The Note Guaranty of a Guarantor will terminate upon:

(i)	a sale or other disposition (including by way of consolidation or merger, other than a consolidation or merger with or into the Company) of the Guarantor or the sale or disposition of the assets of the Guarantor as an entirety or substantially as an entirety (in each case other than to the Company) otherwise permitted by the Indenture;

(ii)	the Guarantee Triggering Amount being reduced to an amount equal to or less than the greater of $300 million or 15% of Consolidated Net Worth; provided, however, that if at the time of

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such reduction a Guarantor guarantees any of the Company’s obligations under the Revolving Credit Facility, the guarantee of such Guarantor will not terminate under this clause (ii) until such Guarantor does not guarantee the Company’s obligations under the Revolving Credit Facility;

(iii)	a consolidation or merger of the Guarantor with or into the Company; or

(iv)	defeasance or discharge of the Notes, as provided in Section 8.05 of the Indenture.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.

c. Consolidation, Merger or Sale of Assets by a Guarantor. No Guarantor may

(i)	consolidate with or merge with or into any Person; or

(ii)	sell, convey, transfer or otherwise dispose of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person; or

(iii)	permit any Person to merge with or into the Guarantor

unless:

(A) the other Person is the Company or any Restricted Subsidiary that is Guarantor or becomes a Guarantor concurrently with the transaction; or

(B)(i) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Note Guaranty; and

(ii) immediately after giving effect to the transaction, no Event of Default has occurred and is continuing; or

(C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company) otherwise permitted by the Indenture.

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9. Amendment and Waiver.

The Indenture and this Note may be amended, or default thereunder may be waived, in accordance with provisions set forth in the Indenture.

10. Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

11. Governing Law.

The laws of the State of New York shall govern this Note, without regard to conflicts of law principles thereof.

12. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company shall furnish a copy of the Indenture to any Holder upon written request and without charge.

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[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

In connection with any transfer of this Note occurring prior to the date that is two years after the later of the Issue Date and the last date on which the Company or any affiliate of the Company was the owner of this Note (or any predecessor of this Note), the undersigned confirms that:

Check One

☐	(a) This Note is being transferred to the Company or a Subsidiary of the Company.

or

☐	(b) This Note is being transferred pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”).

or

☐	(c) This Note is being transferred to a person who the seller reasonably believes is a “qualified institutional buyer” as defined in Rule 144A (“Rule 144A”) under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A.

or

☐	(d) This Note is being transferred outside the United States in accordance with Rule 903 or 904 of Regulation S under the Securities Act.

or

☐	(e) This Note is being transferred pursuant to another exemption from the registration requirements of the Securities Act.

In addition, in each of the cases set forth above, such transfer will be in accordance with any applicable securities laws of any State of the United States or other jurisdictions.

In connection with any offer, sale or transfer pursuant to (d) or (e) above, the Company and the Trustee shall have the right, prior any such offer, sale or transfer, to require the delivery of an opinion of counsel, certification or other information reasonably satisfactory to each of them.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[5]

By
To be executed by an executive officer

[5]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Registered Global Security for other Securities or a part of another Registered Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Registered Global Security	Amount of increase in principal amount of this Registered Global Security	Principal amount of this Registered Global Security following such decrease (or increase)	Signature of authorized officer of Trustee